EXHIBIT (a)(6)

[LOGO] MITEL

                                 Withdrawal Form
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Employee Name: _____________________          Employee No. _____________________

This Withdrawal Form ("Withdrawal Form") relates to the offer by Mitel Networks Corporation ("Mitel") described in the Offer to Exchange dated December 23, 2003.

I wish to withdraw the following stock options from the offer.

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      Grant Date             Options Granted               Option Price
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Acknowledgement and Signature:
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I previously completed, signed, dated and delivered to Mitel the Election Form, in which I elected to participate in the offer. I now wish to change my prior election and withdraw my tendered stock options.

By properly completing, signing, and dating this Withdrawal Form and delivering it to Mitel, I voluntarily elect to change my prior election to participate in the offer and withdraw my tendered stock options listed in the table above. I understand and acknowledge that if Mitel accepts my withdrawal, my eligible options will remain outstanding until they terminate, expire according to their terms or are exercised. They will retain their current exercise price and other terms and conditions under Mitel's Employee Stock Option Plan under which the stock options were granted and I will not receive any new options.

______________________________________     _____________________________________
Signature                                  Date

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Please return the completed form no later than midnight, Eastern Standard Time, on January 23, 2004. If you are a non-United Kingdom-based employee, please submit to: Mitel Networks Corporation, Office of the Corporate Secretary, attention Sandra Felskie, 350 Legget Drive, Ottawa, Ontario, Canada K2K 2W7; fax number: (613) 592-7813. If you are a United Kingdom-based employee, please submit to: Mitel Networks, Ltd., Human Resources Department, attention Paul Lloyd, Mitel Business Park, Portskewett, Caldicot, NP26 5YR; fax number: 01291 436342.

Withdrawal Forms cannot be accepted after this date.
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